EXHIBIT 99.17(b)
                               POWER OF ATTORNEY

         We, the undersigned officers and Trustees of Greater China Growth Portfolio, a New York trust, do hereby severally constitute and appoint H. Day Brigham, Jr., James B. Hawkes and Thomas Otis, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Growth Trust on behalf of Eaton Vance Greater China Growth Fund with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

         IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

         Name                       Capacity                           Date


/s/ R. Lloyd George          Trustee and President of
------------------------     Greater China Growth Portfolio       March 30, 1993
Robert Lloyd George



/s/ James B. Hawkes          Trustee of Greater
------------------------     China Growth Portfolio               March 30, 1993
James B. Hawkes



/s/ Samuel L. Hayes III      Trustee of Greater
------------------------     China Growth Portfolio               March 30, 1993
Samuel L. Hayes, III

                             Treasurer (Principal Financial
                             and Principal Accounting Officer)
/s/ James L. O'Connor        of Greater China Growth Portfolio    March 30, 1993
------------------------
James L. O'Connor



/s/ Edward K.Y. Chen         Trustee of Greater
------------------------     China Growth Portfolio               March 30, 1993
Edward K.Y. Chen



/s/ S. H. Leckie             Trustee of Greater
------------------------     China Growth Portfolio               March 30, 1993
Stuart Hamilton Leckie